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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our reports dated January 26, 1996 with respect to the financial statements and financial statement schedule of Saville Systems PLC included in the Registration Statement (Form S-1) and related Prospectus of Saville Systems PLC, for the registration of 3,565,000 ADSs.

/s/ Ernst & Young
Chartered Accountants

Galway, Ireland
May 20, 1996